UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2012

Cohen & Steers, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32236	14-1904657
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 Park Avenue, New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 832-3232

            (Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Richard E. Bruce retired from the board of directors of Cohen & Steers, Inc. (the “Company”) effective immediately prior to the Company’s 2012 annual meeting of shareholders held on May 8, 2012, as he has reached the mandatory retirement age for the Company’s directors. In connection with Mr. Bruce’s retirement, the Company’s board of directors reduced the size of the board of directors to six members.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The annual meeting of shareholders of the Company was held on May 8, 2012.

(b) The shareholders (i) elected all the Company’s nominees for director, (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2012, and (iii) approved, in a non-binding vote, the compensation of the Company’s named executive officers. The final number of votes cast for, against or abstained, as well as the number of broker non-votes with respect to each matter are set forth below.

(i) Election of Directors:

	Aggregate Votes
Nominees	For	Against	Abstained	Broker Non-Votes
Martin Cohen	39,520,777	377,899	10,320	2,540,825
Robert H. Steers	39,520,777	377,949	10,270	2,540,825
Peter L. Rhein	39,706,981	196,105	5,910	2,540,825
Richard P. Simon	39,595,058	308,068	5,870	2,540,825
Edmond D. Villani	39,706,979	196,107	5,910	2,540,825
Bernard B. Winograd	39,732,682	170,404	5,910	2,540,825

(ii) Ratification of Appointment of Deloitte & Touche LLP:

Aggregate Votes
For	Against	Abstained	Broker Non-Votes
42,440,400	6,838	2,583	N/A

(iii) Approval, by non-binding vote, of the compensation of the named executive officers:

Aggregate Votes
For	Against	Abstained	Broker Non-Votes
36,102,500	1,154,880	2,651,616	2,540,825

With respect to the preceding matters, holders of our common stock are entitled to one vote per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohen & Steers, Inc.
(Registrant)

Date: May 9, 2011	By:	/s/ Salvatore Rappa
Name: Salvatore Rappa
Title: Senior Vice President and Assistant Secretary

4